                                                                      EXHIBIT 12

                   E&S HOLDINGS CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
           YEARS ENDED SEPTEMBER 30, 1992, 1993, 1994, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)


                                                                                                        PRO FORMA
                                                 1992       1993       1994       1995        1996        1996
                                               ---------  ---------  ---------  ---------  ----------  -----------
Earnings:
Pre Tax Income...............................  $  35,841  $  42,039  $  29,961  $  20,405  $  (21,567)  $ (15,656)
Interest Expense.............................     11,848      8,913     17,073     38,108      37,718      66,460
Rent Expense.................................      1,559      1,387      1,591      1,692       1,994       1,994
                                               ---------  ---------  ---------  ---------  ----------  -----------
                                               $  49,248  $  52,339  $  48,625  $  60,205  $   18,145   $  52,798
                                               ---------  ---------  ---------  ---------  ----------  -----------
                                               ---------  ---------  ---------  ---------  ----------  -----------

Fixed Charges:
Interest Expense.............................     11,848      8,913     17,073     38,108      37,718      66,460
Rent Expense.................................      1,559      1,387      1,591      1,692       1,994       1,994
                                               ---------  ---------  ---------  ---------  ----------  -----------
                                                  13,407     10,300     18,664     39,800      39,712      68,454
                                               ---------  ---------  ---------  ---------  ----------  -----------
                                               ---------  ---------  ---------  ---------  ----------  -----------

Ratio of earnings to fixed charges...........       3.67       5.08       2.61       1.51      --          --
                                               ---------  ---------  ---------  ---------  ----------  -----------
                                               ---------  ---------  ---------  ---------  ----------  -----------
Deficiency of earnings to fixed charges......                                              $   21,567   $  15,656
                                                                                           ----------  -----------
                                                                                           ----------  -----------


                   E&S HOLDINGS CORPORATION AND SUBSIDIARIES
           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS YEARS ENDED SEPTEMBER 30, 1992, 1993, 1994, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)


                                                                                                        PRO FORMA
                                                                                                          1996
Deficiency of earnings to fixed charges......                                                           $  15,656

Preferred Dividend Requirement:
  Pro Forma Preferred Dividends..............                                   $  19,647
  Gross up of Preferred Dividends............                                      10,580                  30,227
                                                                                ---------              -----------

Deficiency of earnings to fixed charges and
 preferred dividends.........................                                                           $  45,883
                                                                                                       -----------
                                                                                                       -----------